UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 27, 2010, United Therapeutics Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto from time to time, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and certain subsidiaries of the Company who, after the closing of the Credit Agreement, sign a guarantee agreement, or a joinder to a guarantee agreement, and become guarantors. The Credit Agreement provides for a $70.0 million term loan facility, which matures four years after the closing date of the Credit Agreement.  The initial lenders under the Credit Agreement are Wells Fargo and Bank of America, N.A. (“Bank of America”).  Amounts borrowed under the Credit Agreement are secured by a first-priority security interest in, and mortgages on, land and real property comprising the Company’s manufacturing facility located in Research Triangle Park, North Carolina and its principal laboratory and office facilities located in Silver Spring, Maryland (the “Mortgaged Properties”).

The loan will bear interest at a fluctuating per annum rate determined by reference to LIBOR divided by one minus the Eurodollar Reserve Percentage (as defined in the Credit Agreement), plus an applicable margin equal to 3.75%, unless the alternate base rate is in effect.  If the Company so elects, the loan will instead bear interest at a fluctuating alternate base rate determined by reference to the higher of (a) Wells Fargo’s prime rate, (b) the federal funds effective rate plus 0.05% and (c) LIBOR plus 1%; plus in each case an applicable margin equal to 2.75%.  Additional interest is due upon the occurrence of an event of default at the rate of 2% for an alternate base rate loan and 4% for a LIBOR loan.

The Credit Agreement provides for a 25-year principal amortization schedule based on a fixed rate of 7%, with the balance payable upon the final maturity date of December 27, 2014.

The proceeds available under the Credit Agreement may be used to repay indebtedness and for general corporate purposes.  Upon closing of the Credit Agreement on December 27, 2010, the full $70.0 million was drawn.

The Credit Agreement requires the Company to maintain (a) a maximum consolidated leverage ratio of 2.50:1.00, calculated as the ratio of the Company’s consolidated funded indebtedness to consolidated EBITDA (which is equivalent to earnings before non-cash charges, the non-GAAP financial measure typically included in the Company’s earnings announcements) and (b) minimum liquidity of $150.0 million, calculated as the sum of cash, cash equivalents and the fair value of marketable debt securities, less short-term indebtedness (debts which mature in less than twelve months) and less the fair value of the Company’s liability for vested share tracking awards under its share tracking awards plan in excess of $50.0 million.

The Credit Agreement also contains customary affirmative and negative covenants that, among other things, limit the ability of the Company and its subsidiaries to grant certain liens; enter into a merger, consolidation or amalgamation; liquidate, wind up or dissolve; engage in certain asset dispositions, including a sale of all or substantially all of their property, business or assets; enter into certain transactions with affiliates; modify their organizational documents; vacate any Mortgaged Property; and modify or alter the Mortgaged Properties.

The Credit Agreement contains customary events of default, including nonpayment of principal, interest, fees or other amounts; misrepresentations in any representation or warranty in the Credit Agreement, the security documents or the other credit documents; violation of a covenant; cross-defaults to certain indebtedness; bankruptcy events; unsatisfied judgments; certain ERISA events; invalidity of any guarantee or credit document; default under subordinated debt; certain uninsured damage to, or loss, theft or destruction of any assets; and a change of control.  Upon the occurrence and continuation of an event of default relating to a bankruptcy event, all amounts due under the Credit Agreement and the other loan documents become immediately due and payable.  Upon the occurrence and continuation of other events of default, the lenders may declare all amounts due under the Credit Agreement and other loan documents to be immediately due and payable.

In the event of a disposition of Mortgaged Property, the loan is subject to mandatory prepayment in an amount equal to the amount of the loan applicable to the disposed Mortgaged Property.

Wells Fargo, Bank of America and their respective affiliates have provided the Company with financing arrangements and other banking services for which they have received customary compensation, including the financing arrangements provided by an affiliate of Wells Fargo described below in Item 1.02.

The foregoing summary is qualified by reference to the copy of the Credit Agreement that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2010.

Item 1.02  Termination of a Material Definitive Agreement

In connection with entering into the Credit Agreement, on December 27, 2010, the Company entered into agreements terminating its synthetic lease arrangement with Wachovia Development Corporation (“Wachovia”), now an affiliate of Wells Fargo, pursuant to which the Company leased its Phase I laboratory in Silver Spring, Maryland. Under the lease, Wachovia funded $32.0 million toward the construction of the Phase I laboratory. The base term of the lease was set to expire in May 2011, at which time the Company had planned to purchase the Phase I laboratory from Wachovia for approximately $32.0 million.  Following the closing of the Credit Agreement, the Company purchased the Phase

I laboratory for $32.0 million.  The Phase I laboratory now forms a part of the Mortgaged Properties under the Credit Agreement.  Upon termination of the lease, approximately $35.0 million of cash and investments held as collateral thereunder were released.

The following related agreements entered into in connection with the lease were also terminated on December 27, 2010: Assignment of Liquid Collateral Account dated June 28, 2004, between the Company and Wachovia; the Ground Lease dated June 28, 2004, between the Company and Wachovia; the Participation Agreement dated June 28, 2004, by and among the Company, Wachovia, and various other banks and financial institutions and Wachovia Bank, N.A. (now Wells Fargo); and the Agency Agreement dated June 28, 2004, by and between the Company and Wachovia.

In accordance with the Company’s agreements with Wachovia, there were no penalties associated with the early termination of the lease or the related agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: December 30, 2010	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel